Exhibit 10.1

AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT (this “Amendment Agreement”) is made and entered into as of July 19, 2005, by and among REWARDS NETWORK INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”) and as the L/C Issuer, each of the Lenders signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Agent, the lenders party thereto (collectively, the “Lenders” and individually each a “Lender”) and Borrower have entered into that certain Credit Agreement dated as of November 3, 2004 (as from time to time amended, restated, amended and restated, extended, supplemented or modified, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make and have made available to the Borrower a revolving credit facility in an aggregate principal amount of $50,000,000; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, Borrower has requested, among other things, (i) certain amendments and modifications to the Credit Agreement and (ii) that Defaults or Events of Default related to certain covenants under the Credit Agreement be waived, each in the manner set forth herein, and Agent and the Lenders party hereto, subject to the terms and conditions contained herein, are willing to effect such amendments and modifications and waivers on the terms and conditions contained in this Amendment Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver. Without limiting the effect of the Waiver to Credit Agreement dated as of April 25, 2005, Agent and each Lender hereby waive any and all Defaults or Events of Default pursuant to Section 8.01(b) of the Credit Agreement having occurred or to occur as a result of a breach of Sections 6.12(a) and 6.12(b) of the Credit Agreement for the quarterly accounting period of Borrower ended March 31, 2005, including, without limitation, for purposes of Section 4.02(b) of the Credit Agreement with respect to any Credit Extension or Request for Credit Extension by Borrower. The waiver set forth in this Section 1 is limited to the extent specifically set forth above and shall in no way serve to waive compliance with

Section 6.12(a) or Section 6.12(b) of the Credit Agreement for any other accounting period or to waive any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of Borrower, other than as expressly set forth above.

2. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions to such Section, in alphabetical order:

“Collateral” means all of the assets of the Loan Parties subject to a Lien in favor of Agent, for the benefit of the Secured Parties, pursuant to any Security Instrument.

“Secured Parties” means, collectively, with respect to each of the Security Instruments, Agent, the Lenders and such other Persons for whose benefit the Lien thereunder is conferred, as therein provided.

“Security Agreement” means the Security Agreement in form and substance reasonably acceptable to Agent and made by the Borrower and the Guarantors in favor of the Agent for the benefit of the Secured Parties, as supplemented from time to time by the execution and delivery of Security Agreement Joinder Agreements pursuant to Section 6.13, as the same may be otherwise supplemented, amended, modified or amended and restated.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement (including the Security Joinder Agreements) and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which Borrower or any other Person shall grant or convey to Agent, for the benefit of the Secured Parties, a Lien in, or any other Person shall acknowledge any such Lien in, personal property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Credit Arrangement, as any of them may be amended, modified or supplemented from time to time.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Guarantor or any other Person to Agent, for the benefit of the Secured Parties, pursuant to Section 6.13.

(b) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Consolidated EBITDA” in its entirety to read as follows:

“Consolidated EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of net income, less income or plus loss from, in either case, discontinued operations and extraordinary items to the extent included in calculating net income, plus each of the following (without duplication), in each case to the extent deducted in calculating net income: (a) income taxes, (b) interest expense, (c) depreciation, depletion, and amortization, (d) goodwill impairment charges and (e) restructuring charges; provided that the maximum amount permitted to be added back to net income pursuant to subsection (e) above, shall not exceed $8,500,000 for any period.

(c) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Loan Documents” in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Agent Fee Letter, the Guaranty and the Security Instruments.

(d) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” means June 30, 2006.

(e) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Related Credit Arrangements” in its entirety to read as follows:

“Related Credit Arrangements” means, collectively, with respect to any Security Instrument, Related Swap Contracts and Related Treasury Management Arrangements which provide that such Related Swap Contracts and/or Related Treasury Management Arrangements are to be secured by such Security Instrument.

(f) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Related Swap Contracts” in its entirety to read as follows:

“Related Swap Contracts” means all Swap Contracts which are entered into or maintained by any Loan Party with the Lender or Affiliate of the Lender and which are not prohibited by the express terms of the Loan Documents and which provide by their terms that such Related Swap Contracts are to be secured by one or more Security Instruments.

(g) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Related Treasury Management Arrangements” in its entirety to read as follows:

“Related Treasury Management Arrangements” means all arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into or maintained with the Lender or Affiliate of the Lender and which are not prohibited by the express terms of the Loan Documents and which provide by their terms that such Related Treasury Management Arrangements are to be secured by one or more Security Instruments.

(h) Section 2.08 of the Credit Agreement is hereby amended to restate the first sentence of clause (c) thereof in its entirety to read as follows:

(c) Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage a commitment fee equal to, (i) for the time period commencing on the Closing Date through and including April 24, 2005, the Applicable Rate times the actual daily amount by which $50,000,000 exceeds the sum of (A) the Outstanding Amount of Loans and (B) the Outstanding Amount of L/C Obligations, and (ii) for the time period commencing on the date of this Amendment Agreement and continuing thereafter, the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (A) the Outstanding Amount of Loans and (B) the Outstanding Amount of L/C Obligations.

(i) Section 6.12 of the Credit Agreement is hereby amended to restate clause (a) thereof in its entirety to read as follows:

(a) Minimum Consolidated EBITDA. Maintain Consolidated EBITDA to be at least $10,000,000 as of the end of any period of four full consecutive fiscal quarters of Borrower.

(j) Section 6.12 of the Credit Agreement is hereby further amended to restate clause (b) thereof in its entirety to read as follows:

(b) Senior Debt to Consolidated EBITDA Ratio: Maintain the ratio of Senior Debt as of the last day of each fiscal quarter of Borrower to Consolidated EBITDA for the most recently ended period of four fiscal quarters of Borrower not exceeding 1.50 to 1.00 for each fiscal quarter of Borrower commencing with the fiscal quarter ending June 30, 2005 and continuing thereafter.

(k) Section 6.13 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

6.13 Security Agreement; Additional Guarantors.

(a) Promptly, but in any event no later than 60 days, after the first Credit Extension made pursuant to the terms of this Agreement (the “Security Effective Date”), Borrower shall, and shall cause each Guarantor to, deliver to Agent each of the following:

(i) a Security Agreement duly executed by Borrower and each Guarantor (with all schedules thereto appropriately completed);

(ii) Uniform Commercial Code financing statements for filing in all places required by applicable law to perfect the Liens of Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien in and to such other Collateral as Agent may reasonably require; and

(iii) unless Agent expressly waives such requirement, an opinion or opinions of counsel to each Loan Party and addressed to Agent and each Lender as to the matters set forth concerning the Loan Parties and the Security Agreement (but excluding priority of the Liens granted therein) in form and substance reasonably acceptable to Agent.

(b) Notify Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days or such longer period as may be agreed to by Agent in its discretion), cause such Person to (i) become a Guarantor by executing and delivering to Agent a Guaranty Joinder Agreement or such other document as Agent shall deem appropriate for such purpose, (ii) if such notice is given after the Security Effective Date, deliver to Agent a Security Joinder Agreement or such other document as Agent shall deem appropriate for such purpose, and (iii) deliver to Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b)), all in form, content and scope reasonably satisfactory to Agent.

(l) Article VI is hereby further amended by adding a new Section 6.15 to the end thereof, to read as follows:

6.15 Collateral. At any time after the Security Effective Date, promptly upon request by Agent (and in any event within 30 days of any such request), execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may reasonably require from time to time in order (a) to create and perfect a Lien on any personal tangible or intangible property of Borrower that is not subject to a Lien under the Security Instruments; (b) to carry out more effectively the purposes of this Agreement or any other Loan Document, (c) to subject to the Liens created by any of the Security Instruments any of the properties, rights or interests covered by any of the Security Instruments, (d) to perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and the Liens intended to be created thereby, and (e) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under the Security Instruments or under any other document executed in connection therewith.

(m) Section 7.03 of the Credit Agreement is hereby amended to restate clause (c) thereof in its entirety to read as follows:

(c) other Indebtedness in an aggregate amount outstanding not to exceed $5,000,000 at any one time;

(n) Section 7.06 of the Credit Agreement is hereby amended to delete clause (e) thereof in its entirety, with appropriate punctuation changes in such Section.

(o) Section 7.10 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

7.10 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition.

(p) Section 7.12 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

7.12 Payment of Subordinated Indebtedness. Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of, or otherwise satisfy, any Subordinated Liability, including on account of any purchase, redemption, retirement, acquisition, cancellation or termination thereof, except (a) to the extent (i) required by and in accordance with the terms of the Subordinated Note Indenture and the Subordinated Notes and (ii) Borrower is allowed to make payments in the form of junior securities pursuant to Section 5.8 of the Subordinated Note Indenture, and (b) so long as no Default exists or will exist immediately thereafter, (x) regularly scheduled payments of interest in respect of any other Subordinated Liability and (y) redemptions of up to $10,000,000 in aggregate principal amount of Subordinated Notes; provided, in the case of this clause (y), upon giving pro forma effect to such action as of the last day of the most recently ended fiscal quarter, no Default would have occurred as a result thereof.

(q) Section 8.01 of the Credit Agreement is hereby amended to restate clause (j) thereof in its entirety to read as follows:

(j) Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or any Security Instrument shall for any reason fail or cease to create a valid and enforceable first priority Lien (subject to the Liens permitted by Section 7.01) on any Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document; or

(r) Section 9.10 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

9.10 Collateral and Guaranty Matters. Each Lender and the L/C Issuer hereby irrevocably authorizes Agent, at its option and in its discretion,

(a) to enter into, amend, restate, supplement or otherwise modify each of the Loan Documents to which it is a party (including, without limitation, the Security Instruments and the Guaranty (if necessary)) and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than Agent) shall have the right individually to seek to realize upon the security granted by any Security Instruments or enforce its rights under the Guaranty, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of the Secured Parties upon the terms of the Security Instruments;

(b) in the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, to execute and deliver on behalf of the Secured Parties any Loan Document necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Secured Parties;

(c) to release any Lien on any property granted to or held by Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(d) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Agent at any time, each Lender and the L/C Issuer will confirm in writing Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

(s) Section 10.01 is hereby amended by adding a new clause (h) thereof, with appropriate punctuation changes, to read as follows:

(h) release all or substantially all of the Collateral without the written consent of each Lender;

3. Amendments to Schedule. Subject to the terms and conditions set forth herein, Schedule 2.01 to the Credit Agreement is hereby amended by replacing such Schedule in its entirety with Schedule 2.01 attached hereto.

4. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the amendments and waivers provided herein is subject to the satisfaction of the following conditions precedent:

(a) Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Agent:

(i) four (4) original counterparts of this Amendment Agreement, duly executed by the Borrower, each Guarantor, the Agent and the Required Lenders;

(ii) an amendment fee payable to each Lender, such amendment fee for each Lender’s own account, equal to $25,000 multiplied by each such Lender’s Applicable Percentage; and

(iii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably request; and

(b) all fees and expenses payable to Agent and the Lenders (including the fees and expenses of counsel to Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Upon satisfaction of the conditions set forth in this Section 4, this Amendment Agreement shall be effective as of the date hereof.

5. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments and the waivers set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement and the amendments and waivers contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

6. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment Agreement, Borrower represents and warrants to Agent and the Lenders as follows:

(a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) Since the date of the most recent financial reports of Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c) The Persons appearing as Guarantors on the signature pages to this Amendment Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d) This Amendment Agreement has been duly authorized, executed and delivered by Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e) After giving effect hereto, no Default or Event of Default exists or would result from the amendments provided herein.

7. Entire Agreement. This Amendment Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8. Full Force and Effect of Agreement. Borrower hereby acknowledges and agrees that, notwithstanding the waivers provided herein, the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

9. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Governing Law. This Amendment Agreement shall in all respects be governed by, and construed in accordance with, the internal laws, including 735 ILCS Section 105/5-1 et seq., but otherwise without regard to the conflict of laws provisions, of the State of Illinois applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

11. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of Borrower, Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

13. Expenses. Without limiting the provisions of Section 10.04 of the Credit Agreement, Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred before or after the date hereof by the Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Waiver to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer

Rewards Network Inc.

GUARANTORS:

IDINE MEDIA GROUP INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

REWARDS NETWORK ESTABLISHMENT SERVICES INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President and Treasurer

REWARDS NETWORK INTERNATIONAL, INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

REWARDS NETWORK SERVICES INC.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Senior Vice President and Treasurer

TMNI INTERNATIONAL INCORPORATED

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

RTR FUNDING LLC

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

Rewards Network Inc.

FFA ACQUISITION CORP.

By:	/s/ Kenneth R. Posner
Name:	Kenneth R. Posner
Title:	Treasurer

Rewards Network Inc.

BANK OF AMERICA, N.A., as Agent

By:	/s/ David A. Johanson
Name:	David A. Johanson
Title:	Vice President

Rewards Network Inc.

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ Chris D. Buckner
Name:	Chris D. Buckner
Title:	Senior Vice President

Rewards Network Inc.

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Perry
Name:	Michael Perry
Title:	Vice President